SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:

/X/  Preliminary proxy statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-12


                         TEMPLETON DRAGON FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing party:

(4)  Date filed:

[LOGO]
FRANKLIN/R/ TEMPLETON/R/
INVESTMENTS

                          TEMPLETON DRAGON FUND, INC.

                       IMPORTANT SHAREHOLDER INFORMATION

   These materials are for the Annual Meeting of Shareholders scheduled for May 30, 2008 at 12 Noon, Eastern time. The enclosed materials discuss the proposals (the "Proposals" or, each, a "Proposal") to be voted on at the meeting, and contain the Notice of Meeting, proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to Templeton Dragon Fund, Inc. (the "Fund"). If you complete and sign the proxy, it will be voted as you indicate. If you simply sign and date the proxy card, but do not specify a vote on the Proposals, your proxy will be voted in accordance with the Directors' recommendations on page 1 of the proxy statement.

   This meeting is very important because a shareholder of the Fund has submitted a proposal requesting that the Fund's Board of Directors take the steps necessary to convert the Fund to an open-end fund. As discussed in greater detail in the enclosed proxy statement, the Fund's Directors strongly oppose the shareholder proposal because they believe it is in your best interest to retain the Fund's closed-end structure.

   We urge you to spend a few minutes reviewing the Proposals in the proxy statement. Then, please fill out and sign the proxy card and return it to us so that we know how you would like to vote. When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional mailings.

   We welcome your comments. If you have any questions, call Fund Information at 1-800/DIAL BEN(R) (1-800-342-5236).


                         TELEPHONE AND INTERNET VOTING

  For your convenience, you may be able to vote by telephone or through the Internet, 24 hours a day. If your account is eligible, instructions are enclosed.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

[LOGO]
FRANKLIN/R/ TEMPLETON/R/
INVESTMENTS

                          TEMPLETON DRAGON FUND, INC.

                 NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of Shareholders (the "Meeting") of Templeton Dragon Fund, Inc. (the "Fund") will be held at the Fund's offices, 500 East Broward Boulevard, 12th Floor, Fort Lauderdale, Florida 33394-3091 on May 30, 2008 at 12 Noon, Eastern time.

   During the Meeting, shareholders of the Fund will vote on the following
Proposals:

       1. The election of four Directors of the Fund to hold office for the terms specified.

       2. To act upon, if properly presented, a shareholder proposal requesting that the Fund's Board of Directors take the steps necessary to convert the Fund to an open-end fund.

                                          By Order of the Board of Directors,

                                          Robert C. Rosselot
                                          Secretary

April 11, 2008


  Please sign and promptly return the proxy card in the enclosed self-addressed envelope regardless of the number of shares you own. Japanese shareholders should be aware that Japan Securities Settlement & Custody, Inc. may exercise a vote on Proposal 1 on your behalf if you do not return a proxy card.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                          TEMPLETON DRAGON FUND, INC.

                                PROXY STATEMENT

..  INFORMATION ABOUT VOTING

  Who is asking for my vote?

   The Directors of Templeton Dragon Fund, Inc. (the "Fund"), in connection with the Fund's Annual Meeting of Shareholders (the "Meeting"), have requested your vote.

  Who is eligible to vote?

   Shareholders of record at the close of business on March 28, 2008 are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about April 11, 2008.

  On what issues am I being asked to vote?

   You are being asked to vote on two proposals:

       1. The election of four nominees to the position of Director; and

       2. To act upon, if properly presented, a shareholder proposal requesting that the Fund's Board of Directors take the steps necessary to convert the Fund to an open-end fund.

  How do the Fund's Directors recommend that I vote?

   The Directors unanimously recommend that you vote FOR the election of the four nominees as Director (Proposal 1) and AGAINST the shareholder proposal (Proposal 2).

  How do I ensure that my vote is accurately recorded?

   You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the Internet, instructions are enclosed.

   Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote on the Proposals, your proxy will be voted as you indicate. If you simply sign, date and return the proxy card, but do not specify a vote on the Proposals, your shares will be voted FOR the election of all nominees as Director (Proposal 1) and AGAINST the shareholder proposal (Proposal 2).

  May I revoke my proxy?

   You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.

  What if my shares are held in a brokerage account?

   If your shares are held by your broker, then in order to vote in person at the Meeting, you will need to obtain a "Legal Proxy" from your broker and present it to the Inspector of Election at the Meeting. Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

..  PROPOSAL 1:  ELECTION OF DIRECTORS

  How are nominees selected?

   The Board of Directors of the Fund (the "Board" or the "Directors") has a Nominating Committee consisting of Edith E. Holiday (Chairperson), Frank J. Crothers and Frank A. Olson, none of whom is an "interested person" of the Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). Directors who are not interested persons of the Fund are referred to as the "Independent Directors," and Directors who are interested persons of the Fund are referred to as the "Interested Directors."

   The Nominating Committee is responsible for selecting candidates to serve as Directors and recommending such candidates (a) for selection and nomination as Independent Directors by the incumbent Independent Directors and the full Board; and (b) for selection and nomination as Interested Directors by the full Board. In considering a candidate's qualifications, the Nominating Committee generally considers the potential candidate's educational background, business or professional experience, and reputation. In addition, the Nominating Committee has established as minimum qualifications for Board membership as an Independent Director: (1) that such candidate be independent from relationships with the Fund's investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to his or her function as an effective Board member; and (3) that such candidate have no continuing relationship as a director, officer or Board member of any U.S. registered investment company other than those within the Franklin Templeton Investments fund complex or a closed-end business development company primarily investing in non-public entities.

   When the Board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Directors, including any recommendations by "Qualifying Fund Shareholders" (as defined below). Such individuals are evaluated based upon the criteria described above. To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the Board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Fund's offices and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Director, including as an Independent Director, of the Fund. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred fifty thousand dollars ($250,000) during the twenty-four month period prior to submitting the recommendation; and
(ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by the Qualifying Fund Shareholder and the length of time that the shares have been owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between the Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by the Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission ("SEC") had the nominee been nominated by the Board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Fund, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a Director of the Fund if so nominated and elected/appointed.

   The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

   The Board has adopted and approved a formal written charter for the Nominating Committee. A copy of the charter is attached as Exhibit A to this proxy statement.

  Who are the nominees and Directors?

   The Board is divided into three classes. Each class has a term of three years. Each year the term of office of one class expires. This year, the terms of three Directors expire. Harris J. Ashton, Frank J. Crothers and Constantine
D. Tseretopoulos have been nominated for three-year terms, set to expire at the 2011 Annual Meeting of Shareholders. Ann Torre Bates has been nominated for a one-year term, set to expire at the 2009 Annual Meeting of Shareholders. These terms continue, however, until successors are duly elected and qualified. All of the nominees are currently members of the Board; however, Ann Torre Bates is standing for election by the shareholders of the Fund for the first time. An incumbent Interested Director recommended Ann Torre Bates for consideration by the Nominating Committee as nominee for Independent Director. All nominees are deemed to be Independent Directors. In addition, all of the current nominees and Directors are also directors or trustees of other Franklin(R) funds, Templeton(R) funds, and/or Mutual Series funds.

   Interested Directors of the Fund hold director and/or officer positions with Franklin Resources, Inc. ("Resources") and its affiliates. Resources is a publicly owned holding company, the principal shareholders of which are Charles
B. Johnson and Rupert H. Johnson, Jr., who owned approximately 17.91% and 15.60%, respectively, of its outstanding shares as of December 31, 2007. Resources, a global investment management organization operating as Franklin Templeton Investments, is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Resources is a NYSE Euronext ("NYSE") listed holding company (NYSE: BEN). Charles B. Johnson, Chairman of the Board, Director and Vice President of the Fund, and Gregory E. Johnson, Director of the Fund, are father and son. Rupert H. Johnson, Jr., Vice President of the Fund, is the brother of Charles B. Johnson and the uncle of Gregory E. Johnson. There are no other family relationships among any of the Directors or nominees for Director.

   Each nominee currently is available and has consented to serve if elected. If any of the nominees should become unavailable, the designated proxy holders will vote in their discretion for another person or persons who may be nominated as Directors.

   Listed below, for the nominees and Directors, are their names, year of birth and addresses, as well as their positions and length of service with the Fund, principal occupations during the past five years, the number of portfolios in the Franklin Templeton Investments fund complex that they oversee, and other directorships held by the nominee or Director.


Nominees for Independent Director to serve until 2011 Annual Meeting of Shareholders:
                                                             Number of
                                                           Portfolios in
                                                             Franklin
                                                             Templeton
                                                            Investments
                                                           Fund Complex
                                            Length of Time   Overseen
Name, Year of Birth and Address    Position     Served     by Director*      Other Directorships Held
----------------------------------------------------------------------------------------------------------
Harris J. Ashton (1932)            Director   Since 1994        142      Bar-S Foods (meat packing
  500 East Broward Blvd.,                                                company).
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until
2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
----------------------------------------------------------------------------------------------------------
Frank J. Crothers (1944)           Director   Since 1998        20       Fortis, Inc. (utility holding
  500 East Broward Blvd.,                                                company), Nuinsco Resources
  Suite 2100                                                             Limited (mineral exploration),
  Fort Lauderdale, FL 33394-3091                                         Royal Fidelity Merchant Bank
                                                                         & Trust Limited (financial
                                                                         services), C.A. Bancorp Inc.
                                                                         (financial services), Victory
                                                                         Nickel Inc. (mineral
                                                                         exploration), ABACO Markets
                                                                         Limited (retail distributors) and
                                                                         Belize Electricity Limited
                                                                         (electric utility).

Principal Occupation During Past 5 Years:
Chairman, Island Corporate Holdings Ltd.; Director and Vice Chairman, Caribbean Utilities Company, Ltd.
(electric utility); Director, Provo Power Company Ltd.; director of various other business and nonprofit organizations; and formerly, Chairman, Atlantic Equipment & Power Ltd. (1977-2003).
----------------------------------------------------------------------------------------------------------

                                                                  Number of
                                                                Portfolios in
                                                                  Franklin
                                                                  Templeton
                                                                 Investments
                                                                Fund Complex
                                                   Length of      Overseen
Name, Year of Birth and Address       Position    Time Served   by Director*        Other Directorships Held
------------------------------------------------------------------------------------------------------------------
Constantine D. Tseretopoulos (1954)   Director     Since 1998        20                       None
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Physician, Lyford Cay Hospital (1987-present); director of various nonprofit organizations; and formerly,
Cardiology Fellow, University of Maryland (1985-1987) and Internal Medicine Resident, Greater Baltimore
Medical Center (1982-1985).
------------------------------------------------------------------------------------------------------------------

Nominee for Independent Director to serve until 2009 Annual Meeting of Shareholders:
Ann Torre Bates (1958)                Director       Since           27        SLM Corporation (Sallie Mae)
  500 East Broward Blvd.,                         January 2008                 and Allied Capital Corporation
  Suite 2100                                                                   (financial services).
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Independent strategic and financial consultant; and formerly, Executive Vice President and Chief Financial
Officer, NHP Incorporated (manager of multifamily housing) (1995-1997); and Vice President and Treasurer,
US Airways, Inc. (until 1995).
------------------------------------------------------------------------------------------------------------------

Independent Directors serving until 2010 Annual Meeting of Shareholders:
Edith E. Holiday (1952)                 Lead        Director         142       Hess Corporation (exploration
  500 East Broward Blvd.,            Independent   since 1996                  and refining of oil and gas), H.J.
  Suite 2100                          Director      and Lead                   Heinz Company (processed
  Fort Lauderdale, FL 33394-3091                  Independent                  foods and allied products), RTI
                                                    Director                   International Metals, Inc.
                                                   since 2007                  (manufacture and distribution of
                                                                               titanium), Canadian National
                                                                               Railway (railroad) and White
                                                                               Mountains Insurance Group,
                                                                               Ltd. (holding company).

Principal Occupation During Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-
1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison--United
States Treasury Department (1988-1989).
------------------------------------------------------------------------------------------------------------------

                                                                        Number of
                                                                      Portfolios in
                                                                        Franklin
                                                                        Templeton
                                                                       Investments
                                                                      Fund Complex
                                                       Length of        Overseen
Name, Year of Birth and Address         Position      Time Served     by Director*    Other Directorships Held
----------------------------------------------------------------------------------------------------------------
Larry D. Thompson (1945)                Director       Since 2005          142                  None
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Senior Vice President--Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products);
and formerly, Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (credit card provider) (1997-2001); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University
of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).
----------------------------------------------------------------------------------------------------------------

Interested Directors serving until 2010 Annual Meeting of Shareholders:
**Charles B. Johnson (1933)           Chairman of     Chairman of          142                  None
  One Franklin Parkway                 the Board,      the Board
  San Mateo, CA 94403-1906            Director and   since 1995 and
                                          Vice        Director and
                                       President     Vice President
                                                       since 1994

Principal Occupation During Past 5 Years:
Chairman of the Board, Member--Office of the Chairman and Director, Franklin Resources, Inc.; Director,
Templeton Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 42 of the investment companies in Franklin Templeton
Investments.
----------------------------------------------------------------------------------------------------------------
**Gregory E. Johnson (1961)             Director       Since 2006          93                   None
  One Franklin Parkway
  San Mateo, CA 94403-1906

Principal Occupation During Past 5 Years:
Director, President and Chief Executive Officer, Franklin Resources, Inc.; President, Templeton Worldwide, Inc.;
Director, Templeton Asset Management Ltd.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin
Templeton Investments.
----------------------------------------------------------------------------------------------------------------


Independent Directors serving until 2009 Annual Meeting of Shareholders:
                                                           Number of
                                                         Portfolios in
                                                           Franklin
                                                           Templeton
                                                          Investments
                                                         Fund Complex
                                             Length of     Overseen
Name, Year of Birth and Address   Position  Time Served  by Director*        Other Directorships Held
------------------------------------------------------------------------------------------------------------
David W. Niemiec (1949)           Director  Since 2005        20        Emeritus Corporation (assisted
  500 East Broward Blvd.,                                               living) and OSI
  Suite 2100                                                            Pharmaceuticals, Inc.
  Fort Lauderdale, FL 33394-3091                                        (pharmaceutical products).

Principal Occupation During Past 5 Years:
Advisor, Saratoga Partners (private equity fund); and formerly, Managing Director, Saratoga Partners
(1998-2001) and SBC Warburg Dillon Read (investment banking) (1997-1998); Vice Chairman, Dillon, Read &
Co. Inc. (investment banking) (1991-1997); and Chief Financial Officer, Dillon, Read & Co. Inc. (1982-1997).
------------------------------------------------------------------------------------------------------------
Frank A. Olson (1932)             Director  Since 2003        142       Hess Corporation (exploration
  500 East Broward Blvd.,                                               and refining of oil and gas) and
  Suite 2100                                                            Sentient Jet (private jet service).
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Chairman Emeritus, The Hertz Corporation (car rental) (since 2000) (Chairman of the Board (1980-2000) and
Chief Executive Officer (1977-1999)); and formerly, Chairman of the Board, President and Chief Executive
Officer, UAL Corporation (airlines).
------------------------------------------------------------------------------------------------------------
Robert E. Wade (1946)             Director  Since 2006        34        El Oro and Exploration Co.,
  500 East Broward Blvd.,                                               p.l.c. (investments) and ARC
  Suite 2100                                                            Wireless Solutions, Inc.
  Fort Lauderdale, FL 33394-3091                                        (wireless components and
                                                                        network products).

Principal Occupation During Past 5 Years:
Practicing attorney.
------------------------------------------------------------------------------------------------------------

 * We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers, and also may share a common underwriter.

** Charles B. Johnson and Gregory E. Johnson are "interested persons" of the
   Fund as defined by the 1940 Act. The 1940 Act limits the percentage of interested persons that can comprise a fund's board of directors. Charles B. Johnson is considered an interested person of the Fund due to his position as an officer, director and major shareholder of Resources, which is the parent company of the Fund's investment manager, and his position with the Fund. Gregory E. Johnson is considered an interested person of the Fund due to his position as an officer, director and shareholder of Resources. Charles B. Johnson is the father of Gregory E. Johnson. The remaining Directors of the Fund are Independent Directors.

   The following tables provide the dollar range of the equity securities of the Fund and of all U.S. registered funds in the Franklin Templeton Investments fund complex beneficially owned by the Directors as of March 31, 2008:

Independent                                       Aggregate Dollar Range of Equity
Directors:                                         Securities in all Funds in the
                     Dollar Range of Equity              Franklin Templeton
Name of Director     Securities in the Fund           Investments Fund Complex
----------------------------------------------------------------------------------
Harris J. Ashton....           $[10,001--$50,000]          Over $100,000
Ann Torre Bates.....                 [None]                Over $100,000
Frank J. Crothers...                 [None]                Over $100,000
Edith E. Holiday....             $[1--$10,000]             Over $100,000
David W. Niemiec....                 [None]                Over $100,000
Frank A. Olson......                 [None]                Over $100,000
Larry D. Thompson...                 [None]                Over $100,000
Constantine D.
  Tseretopoulos.....                 [None]                Over $100,000
Robert E. Wade......            [Over $100,000]            Over $100,000

Interested                                        Aggregate Dollar Range of Equity
Directors:                                         Securities in all Funds in the
                     Dollar Range of Equity              Franklin Templeton
Name of Director     Securities in the Fund           Investments Fund Complex
----------------------------------------------------------------------------------
Charles B. Johnson..            [Over $100,000]            Over $100,000
Gregory E. Johnson..                 [None]                Over $100,000

  How often do the Directors meet and what are they paid?

   The role of the Directors is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of all of the Fund's shareholders. The Directors anticipate meeting at least five times during the current fiscal year to review the operations of the Fund and the Fund's investment performance, and more frequently as necessary. The Directors also oversee the services furnished to the Fund by Templeton Asset Management Ltd.--Hong Kong branch, the Fund's investment manager (the "Investment Manager"), and various other service providers.

   The Fund's Independent Directors constitute the sole independent Board members of 14 investment companies in the Franklin Templeton Investments complex for which each Independent Director currently is paid a $145,000 annual retainer fee, together with a $7,000 per meeting fee for attendance at each regularly scheduled Board meeting, a portion of which fees are allocated to the Fund. To the extent held, compensation also may be paid for attendance at specially called Board meetings. The Fund's lead Independent Director is paid an annual supplemental retainer of $15,000 for service to such investment companies, a portion of which is allocated to the Fund. Board members who serve on the Audit Committee of the Fund and such other investment companies receive a flat fee of $3,000 per Committee meeting attended in person and $2,000 per telephonic meeting, a portion of which is allocated to the Fund. The Chairman of the Audit Committee of the Fund and such other investment companies receives an additional fee of $10,000 per year, a portion of which is allocated to the Fund. Members of a Committee are not separately compensated for any committee meeting held on the day of a regularly scheduled Board meeting. The foregoing fee arrangements went into effect after June 1, 2007, and the table below also reflects fees paid prior to such date under arrangements then in effect.

   During the fiscal year ended December 31, 2007, there were five meetings of the Board, three meetings of the Audit Committee, and four meetings of the Nominating Committee. Each Director then in office attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served. The Fund does not currently have a formal policy regarding Directors' attendance at the annual shareholders' meeting. No Directors attended the Fund's last annual meeting held on May 18, 2007.

   Independent Directors are also reimbursed for expenses incurred in connection with Board meetings. The Interested Directors and certain officers of the Fund are shareholders of Resources and may receive indirect remuneration due to their participation in management fees and other fees received by the Investment Manager and its affiliates from the funds in Franklin Templeton Investments. The Investment Manager or its affiliates pay the salaries and expenses of the officers. No pension or retirement benefits are accrued as part of Fund expenses.

   The table below indicates the total fees paid to Independent Directors by the Fund individually and by all of the funds in Franklin Templeton Investments fund complex. These Directors also serve as directors or trustees of other funds in Franklin Templeton Investments, many of which hold meetings at different dates and times. The Directors and the Fund's management believe that having the same individuals serving on the boards of many of the funds in Franklin Templeton Investments enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can bring their experience and talents to, and effectively oversee the management of, several funds.

                                                                                Number of Boards within
                                 Aggregate        Total Compensation from          Franklin Templeton
                               Compensation          Franklin Templeton         Investments Fund Complex
Name of Director             from the Fund/(1)/ Investments Fund Complex/(2)/ on which Director Serves/(3)/
-----------------------------------------------------------------------------------------------------------
Harris J. Ashton............      $6,146                  $426,918                        [42]
Ann Torre Bates/(4), (5)/...         N/A                   155,500                        [16]
Frank J. Crothers...........       7,371                   173,588                        [14]
Edith E. Holiday............       7,309                   469,566                        [42]
David W. Niemiec............       7,371                   173,588                        [14]
Frank A. Olson..............       7,439                   462,349                        [42]
Larry D. Thompson...........       7,309                   386,461                        [42]
Constantine D. Tseretopoulos       7,371                   171,588                        [14]
Robert E. Wade/(5)/.........       7,309                   474,517                        [18]

--------
/(1)/Compensation received for the fiscal year ended December 31, 2007. /(2)/Compensation received for the calendar year ended December 31, 2007. /(3)/We base the number of boards on the number of U.S. registered investment companies in the Franklin Templeton Investments fund complex. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments fund complex currently includes [46] U.S. registered investment companies, with approximately [153] U.S. based funds or series
/(4)/Ms. Bates was appointed to the Board effective January 1, 2008.
/(5)/Ms. Bates and Mr. Wade are also independent directors of Franklin Mutual
     Series Fund Inc. and may, in the future, receive payments pursuant to a discontinued retirement plan that generally provides payments to independent board members who have served seven years or longer for such fund.

   Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of the fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds (which may include the Fund) until the value of such investments equals or exceeds five times the annual retainer and regular Board meeting fees paid to such Board member. Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected Board members. In implementing such policy, a Board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

  Who are the Executive Officers of the Fund?

   Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below, for the Executive Officers, are their names, year of birth and addresses, as well as their positions and length of service with the Fund, and principal occupations during the past five years.

Name, Year of Birth and Address                      Position                      Length of Time Served
--------------------------------------------------------------------------------------------------------------------
Charles B. Johnson                            Chairman of the Board,            Director and Vice President
                                                   Director and                 since 1994 and Chairman of
                                                  Vice President                   the Board since 1995
Please refer to the table "Interested Directors serving until 2010 Annual Meeting of Shareholders" for additional information about Mr. Charles B. Johnson.
--------------------------------------------------------------------------------------------------------------------
Mark Mobius (1936)                                 President and                 President since 1994 and
  17th Floor, The Chater House               Chief Executive Officer--           Chief Executive Officer--
  8 Connaught Road                             Investment Management            Investment Management since
  Central Hong Kong                                                                        2002

Principal Occupation During Past 5 Years:
Portfolio Manager of various Templeton advisory affiliates; Managing Director, Templeton Asset Management
Ltd.; and officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and of six of the investment companies in Franklin Templeton Investments; and formerly, President, International
Investment Trust Company Limited (investment manager of Taiwan R.O.C. Fund) (1986-1987); and Director,
Vickers da Costa, Hong Kong (1983-1986).
--------------------------------------------------------------------------------------------------------------------
Rupert H. Johnson, Jr. (1940)                     Vice President                        Since 1996
  One Franklin Parkway
  San Mateo, CA 94403-1906

Principal Occupation During Past 5 Years:
Vice Chairman, Member--Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin
Advisers, Inc. and Templeton Worldwide, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and
officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc.
and of 44 of the investment companies in Franklin Templeton Investments.
---------------------------------------------------------------------------------------------------------------------

Name, Age and Address                               Position                    Length of Time Served
--------------------------------------------------------------------------------------------------------------
Galen G. Vetter (1951)                      Senior Vice President and            Since February 2008
  500 East Broward Blvd.,                   Chief Executive Officer--
  Suite 2100                               Finance and Administration
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; officer of some of the other subsidiaries of Franklin
Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and formerly,
Managing Director, RSM McGladrey, Inc. (1999-2004); and Partner, McGladrey & Pullen, LLP (1979-1987 and
1991-2004).
--------------------------------------------------------------------------------------------------------------
Laura F. Fergerson (1962)                  Chief Financial Officer and           Since February 2008
  One Franklin Parkway                      Chief Accounting Officer
  San Mateo, CA 94403-3091

Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; officer of 46 of the investment companies in Franklin
Templeton Investments; and formerly, Director and member of Audit and Valuation Committees, Runkel Funds,
Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments
(1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).
--------------------------------------------------------------------------------------------------------------
Jimmy D. Gambill (1947)                          Vice President                  Since February 2008
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin
Templeton Investments.
--------------------------------------------------------------------------------------------------------------
John R. Kay (1940)                               Vice President                      Since 1994
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Vice President, Templeton Worldwide, Inc.; Senior Vice President, Franklin Templeton Services, LLC; and
officer of some of the other subsidiaries of Franklin Resources, Inc. and of 32 of the investment companies in
Franklin Templeton Investments; and formerly, Vice President and Controller, Keystone Group, Inc.
--------------------------------------------------------------------------------------------------------------

Name, Age and Address                             Position                     Length of Time Served
-----------------------------------------------------------------------------------------------------------------
Craig S. Tyle (1960)                         Vice President and                      Since 2005
  One Franklin Parkway                      Assistant Secretary
  San Mateo, CA 94403-1906

Principal Occupation During Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and
formerly, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute
(ICI) (1997-2004).
-----------------------------------------------------------------------------------------------------------------
David P. Goss (1947)                         Vice President and                      Since 2000
  One Franklin Parkway                      Assistant Secretary
  San Mateo, CA 94403-1906

Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; officer and director of one of the subsidiaries of Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton
Investments.
-----------------------------------------------------------------------------------------------------------------
Robert C. Rosselot (1960)                        Secretary                           Since 2004
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources,
Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust
Officer, Fiduciary Trust International of the South; and officer of 14 of the investment companies in Franklin
Templeton Investments.
-----------------------------------------------------------------------------------------------------------------
Gregory R. Seward (1956)                         Treasurer                           Since 2004
  500 East Broward Blvd.,
  Suite 2100
  Fort Lauderdale, FL 33394-3091

Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; officer of 18 of the investment companies in Franklin
Templeton Investments; and formerly, Vice President, JPMorgan Chase (2000-2004) and American General
Financial Group (1991-2000).
-----------------------------------------------------------------------------------------------------------------
James M. Davis (1952)                     Chief Compliance Officer         Chief Compliance Officer since
  One Franklin Parkway                      and Vice President--             2004 and Vice President--
  San Mateo, CA 94403-1906                     AML Compliance                AML Compliance since 2006

Principal Occupation During Past 5 Years:
Director, Global Compliance, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin
Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and formerly,
Director of Compliance, Franklin Resources, Inc. (1994-2001).
-----------------------------------------------------------------------------------------------------------------

                              . PROPOSAL 2: SHAREHOLDER PROPOSAL THAT THE BOARD CONSIDER APPROVING, AND
                                            SUBMITTING FOR SHAREHOLDER APPROVAL AT A FUTURE
                                            SHAREHOLDERS' MEETING, A PROPOSAL TO CONVERT THE FUND FROM A
                                            CLOSED-END FUND TO AN OPEN-END FUND

   At the Meeting, a shareholder of the Fund will ask you to vote on his proposal that the Board consider approving, and submitting for approval at a future shareholder meeting, a proposal to convert the Fund from a closed-end fund to an open-end fund. THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

   The Directors believe that the Fund's investment objective can best be realized in a closed-end structure. A closed-end fund can keep all of its assets invested toward meeting its investment goals. An open-end fund must keep cash on hand because it is required to redeem its shares at any time, and therefore, it may not be able to remain fully invested at all times. The Directors continue to believe that the best way for the Fund to pursue long-term capital appreciation is to continue to follow the Investment Manager's investment approach: to invest in the China region on a company-by-company basis and hold these investments for a sufficiently long period of time to allow them to appreciate in value. The Investment Manager's investment philosophy and the less-liquid nature of the Chinese securities market led to the original organization of the Fund as a closed-end fund. The Board and management continue to believe that the closed-end structure remains the best structure for the Fund.

   Further, the Directors believe that the supposed benefit of open-ending the Fund--an immediate gain to shareholders who redeem their Fund shares--would actually hurt those who remain shareholders of the Fund.

  What are the Differences between a Closed-End Fund and an Open-End Fund?

   Unlike open-end funds, closed-end funds generally do not redeem their shares and, typically, do not engage in the continuous sale of new shares. Closed-end fund shares ordinarily trade on a securities exchange. In fact, the Fund's shares since inception have been traded on NYSE Euronext ("NYSE") and are also listed on the Osaka Securities Exchange Co. Ltd. ("OSE").

   In contrast, open-end funds, commonly referred to as "mutual funds," issue redeemable shares. The holders of redeemable shares have the right to surrender their shares to the mutual fund at any time and obtain in return the net asset value of the shares (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). The cash outflows from redemptions eventually would drain the investment capital from a fund. Most mutual funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. Because of the constant purchases and redemptions, however, a mutual fund is likely to experience more volatility in the size of its asset base than is normally the case for closed-end funds.

  What is the Shareholder Proposal?

   Mr. Morris Scheffler, 59 Flower Road, Valley Stream, NY 11581, a shareholder who claims beneficial ownership of approximately 2,335 shares of the Fund as of October 17, 2007,/1/ has submitted the following proposal:

       Resolved, that the stockholders of the Fund assembled in annual meeting, in person and by proxy, hereby request that the Board of Directors take the steps necessary to convert the Fund to an open-end fund.

   Mr. Scheffler has requested that the following statement be included in the proxy statement in support of his proposal:

       Reasons: The Fund has consistently sold at a discount from net asset value. According to Barron's publication as of Sunday, October 15, 2007, the net asset value of the Fund was $40.08, the market price was $33.64, representing a discount of 16.1%.

       By converting to an open-end fund the net asset value of the Fund would be the market price thus realizing actual value for the stockholders.

       I am also a stockholder in Templeton China World Fund. I would like to refer to proposal #2 submitted for the June 12, 2003 Stockholders meeting on page 11.

       Proposal 2: To approve the conversion of the Fund from a closed-end fund organized as a Maryland corporation to an open-end fund organized as a Delaware statutory trust.

       The Directors unanimously recommend that you approve the conversion of the Fund from a closed-end fund to an open-end fund..........

       Why are the Directors recommending approval of the Conversion?

       On November 13, 2002 the Board of Directors of the [Templeton China World] Fund announced its determination to recommend to shareholders at the [Templeton China World] Fund's Annual Meeting the approval of a proposal to convert the [Templeton China World] Fund from a closed-end fund into an open-end fund. The Board took this action because the Directors, including all of the Independent Directors, believed it was in the best interests of the [Templeton China World] Fund and its shareholders. In determining to recommend the Conversion, the Board considered, amount other things, the present and historical discount of the [Templeton China World] Fund's market share price to the [Templeton China World] Fund's net asset value (the "Discount"), the "trigger provision" (discussed below) in the [Templeton China World] Fund's corporate charter (the "Charter"), other actions the Board had taken in prior years designed to address the Discount (including open-market repurchase programs and the tender offer conducted in 2002), investment goals and polices of the [Templeton China World] Fund, short-term and long-term investment performances and expense

--------
/1/ Please note that Mr. Scheffler also submitted a similar proposal to convert the Fund to an open-end fund in 2000 and 2001. His shareholder proposal was included in the Fund's proxy materials in 2000. The proposal did not pass and Mr. Scheffler submitted another proposal in 2001. However, because Mr. Scheffler failed to appear at the annual meeting in 2000 to present the proposal, Rule 14a-8(h) under the Securities Exchange Act of 1934 permitted the Fund to exclude his 2001 shareholder proposal to convert the Fund to an open-end fund.

       levels, the portfolio composition and size of the [Templeton China World] Fund, the expenses related to the conversion, and communications with representatives of the President and Fellows of Harvard College, a 30% stockholder ("Harvard College").

       In what appears to be a similar situation to Templeton Dragon Fund the entire Board of Directors of the Templeton China Fund "believed it was in the best interest of the Fund and its shareholders."

  What is the Recommendation of the Directors?

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Why do the Directors Unanimously Recommend a Vote Against this Proposal?

   The Directors recommend a vote AGAINST the shareholder proposal for the following reasons, which are discussed in more detail below:

    . Conversion to an open-end fund would require changes to the Fund's portfolio structure and investment strategy that are not in the best interests of the Fund's shareholders;

    . The level of the Fund's discount to net asset value and performance have been in the same range as those of comparable closed-end funds;

    . The Fund's expenses are likely to increase if the Fund is converted to an open-end fund;

    . There may be significant tax consequences for the Fund and its shareholders from conversion to an open-end fund;

    . The Board of Directors regularly monitors the Fund's discount/premium and considers whether further measures are in the Fund's best interest; and

    . The reasons for converting Templeton China World Fund to an open-end fund do not apply to the Fund.

   1. Conversion to an open-end fund would require changes to the Fund's portfolio structure and investment strategy that are not in the best interests of the Fund's shareholders.

   The Fund was originally established as a closed-end fund because of its investment objective: seeking long-term appreciation by investing in China Companies./2/ The long-term nature of the Fund's investment program was described in the Fund's initial prospectus dated September 21, 1994 and subsequent shareholder reports.

--------
/2/ China Companies are defined in the Fund's prospectus as equity securities of companies (i) organized under the laws of, or with a principal office in, the People's Republic of China ("China" or the "PRC") or Hong Kong, or the principal business activities of which are conducted in China or Hong Kong, or for which the principal equity securities trading market is in China or Hong Kong, and (ii) that derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets, in China or Hong Kong.

   The Investment Manager's approach to investing the Fund's assets is to purchase shares of companies that are perceived to have potential to benefit from the anticipated continued growth and opening of the Chinese markets and from continuing economic integration in Asia. Realizing the full benefit of these investments is a long-term process. The closed-end structure of the Fund facilitates the Investment Manager's ability to invest the Fund's assets in accordance with the Fund's long-term investment objective. As a closed-end fund, the Fund can keep all of its assets working toward its investment goals. This gives the Investment Manager the flexibility to invest in less liquid securities that present attractive long-term opportunities. Converting the Fund to an open-end fund would require the Fund to focus on short-term considerations to anticipate and facilitate redemptions. Setting aside a portion of the Fund's assets as cash to redeem shares reduces the Fund's ability to invest in securities to realize the Fund's primary goals. In addition, if the Fund is converted to an open-end fund, the Investment Manager may be forced to sell portfolio securities before their full potential has been reached in order to raise cash to meet redemptions. This short-term focus could disrupt the Fund's "buy and hold" investment program, and, therefore, is not, in the Board's judgment, in the best interests of the Fund's long-term shareholders. In contrast, as a closed-end fund, the Fund does not have to maintain cash reserves or sell off investments to meet redemption requests, including at a time when market prices are temporarily depressed.

  2. The level of the Fund's discount to net asset value and performance have been in the same range as those of comparable closed-end funds./3/

   As with most other closed-end funds, the Fund's shares often trade at a lower price than the Fund's NAV per share. That is, the Fund's shares often trade at a discount. Discounts tend to be cyclical, however, often moving in conjunction with interest rates and general market and economic conditions. On several occasions during 2006 and 2007, the Fund traded at a premium. The fluctuation of the discount/premium reflects the general trend of other closed-end funds investing in the China region. Based on history, it should not be assumed that the Fund's current discount will last indefinitely. Accordingly, the Board believes that the presence of a discount should not, by itself, necessitate the drastic step of converting your Fund into an open-end fund.

   The Fund's management believes that the recently observed increase in the Fund's discount is partially attributable to recent broad-based market volatility arising from the re-pricing of credit risk, including uncertainty and concerns over sub-prime collateralized debt instruments. Although the Fund does not invest in these instruments, it has been affected by the general unrest in the securities markets, like other closed-end funds. As of October 31, 2007, among U.S. registered closed-end funds that primarily invest in China, discounts ranged from -12.8% to -14.8%. The Fund's discount as of that date was -14.5%. The Fund's discount is thus in line with that experienced by other closed-end funds with similar investment objectives. Since the Fund's inception, the discount/premium from net asset value has ranged from a discount of -34.51% on April 14, 2000 to a premium of +14.38% on January 12, 2004.

--------
/3/  Premium/discount information provided by Bloomberg L.P.

   The Fund's long-term performance at net asset value and market price has been consistently competitive, both in absolute terms and relative to its Lipper peer group, as shown in the table below:

Performance as of December 31, 2007

                                                         Average
                                                         Annual
                                                          Total
                                                         Return*       Cumulative Total Return*
---------------------------------------------------------------------------------------------------
                                                         1-Year      3-Year     5-Year    10-Year
---------------------------------------------------------------------------------------------------
Fund Return Based on Change in Net Asset Value**.......   43.22%    134.13%    379.62%    413.81%
Peer Group Return Based on Change in Net Asset Value***   17.85%     76.64%    215.16%    249.30%
Fund's Rank in Peer Group Based on Change in Net Asset
  Value***............................................. 1 out of 5 2 out of 5 1 out of 5 1 out of 5
Fund Return Based on Change in Market Price**..........   32.55%    127.15%    375.63%    537.61%
Peer Group Average Based on Change in Market Price***..   10.74%     74.26%    220.83%    274.31%
Fund's Rank in Peer Group Based on Change in Market
  Price***............................................. 2 out of 5 2 out of 5 1 out of 5 1 out of 5

   Performance data represent past performance, which does not guarantee future results. Investment return and principal value will fluctuate, and you may have a gain or loss when you sell your shares. Current performance may differ from figures shown.
--------
  *Total return calculations represent the cumulative and average annual changes in value of an investment over the periods indicated.
 **Source: Lipper, Inc.
***Source: Lipper, Inc. The Fund's peer group, the Lipper Pacific Region Funds
   Peer Group, consists of closed-end Pacific region funds, including the Fund, as selected by Lipper, Inc.

   Accordingly, the Board views the current discount as a result of transient market movements unrelated to the Fund's core investment strategies, and not as a permanent or long-term phenomenon arising from Fund's investment program. The Board therefore believes that it would be unwise to recommend conversion an open-end fund based on market conditions unrelated to the Fund's overall investment mandate.

  3. The Fund's expenses are likely to increase if the Fund is converted to an open-end fund.

   Shareholders who desire to sell their Fund shares today can do so on the NYSE or OSE. If the Fund were to adopt an open-end format, however, shareholders could only sell their shares by redeeming their shares from the Fund. If the Fund were to experience substantial redemptions, it might have a higher expense ratio because it would be a much smaller fund. In order to protect against this possibility, the Fund would be required to engage in a continuous public offering intended, at a minimum, to offset redemptions with new purchases of shares. This, in turn, would subject the Fund to further expenses and a corresponding reduction in the Fund's return to shareholders. For example, in order to market the Fund's shares effectively and compete with other dealer-sold funds, it would be necessary for the Fund to adopt a distribution plan and to charge Rule 12b-1 fees. Currently, Rule 12b-1 fees for the open-end Franklin Templeton funds range from an annual rate of 0.25% to 1.00% of a fund's average net assets. If redemptions were significantly more than sales of new shares despite the distribution plan, the Fund's expense ratio likely would increase still further, as fixed costs would be paid out of a smaller asset base.

   If the Fund converted to an open-end fund, the Fund would likely impose a short-term trading redemption fee of 2% on shares sold within seven days of purchase. This redemption fee would be intended to discourage short-term trading and would be paid to the Fund to help offset any associated costs. Most of the Franklin Templeton open-end funds impose such a redemption fee.

   The Fund would also incur legal, accounting and registration costs in converting to an open-end fund. The Investment Manager estimates that these conversion costs would be approximately $75,000. Furthermore, a continuous public offering would require the Fund to maintain, on an ongoing basis, a current registration under federal securities laws, which involves additional costs. The Fund also would incur printing costs and other expenses in connection with maintaining a current prospectus.

  4. There may be significant tax consequences for the Fund and its shareholders from conversion to an open-end fund.

   If the Fund were to convert to an open-end fund, the sale of portfolio securities to meet redemption requests might have adverse tax consequences to shareholders remaining in the Fund. The Fund might generate capital gains if it is required to sell appreciated securities to meet redemption requests. The Fund might also generate capital gains if it needs to sell other appreciated portfolio securities, such as illiquid securities, to reposition the Fund as an open-end investment company. These actions would increase the amount of net realized capital on which the Fund's remaining shareholders would have to pay taxes. This would have two negative consequences. First, remaining shareholders would recognize and pay taxes on a greater amount of capital gain than would otherwise be the case. Secondly, the Fund may need to sell additional portfolio securities to fund the required distribution of realized capital gains, which in turn could cause the realization of additional net capital gains. As of December 31, 2007, the unrealized gain in the Fund was approximately US $793 million, which is about 60% of the Fund's size.

  5. The Board of Directors regularly monitors the Fund's discount/premium and considers whether further measures are in the Fund's best interest.

   Although the Board believes that the Fund benefits from its structure as a closed-end fund, the Directors understand that some shareholders are concerned about the discount to net asset value at which Fund shares trade at times. At each Board meeting, the Fund's Directors evaluate the Fund's premium/discount and consider whether the Fund is managed and operated in a manner consistent with the best interests of the Fund's shareholders. This review includes consideration of measures to reduce the discount consistent with applicable SEC rules, such as the implementation of a managed distribution policy or an open market share repurchase program, or the conversion of the Fund into an open-end fund, among other options. In the past, to address the Fund's discount, the Board has implemented a managed distribution policy pursuant to an order granted by the SEC to the Fund and an open-market share repurchase program. The Board has not approved the conversion of the Fund to an open-end fund to date because the Board believes that such a conversion would have a negative impact on the Fund's portfolio management, expense ratio and shareholders.

  6. The reasons for converting Templeton China World Fund to an open-end fund do not apply to the Fund.

   The shareholder proposal inaccurately compares the Fund with Templeton China World Fund ("China World Fund"), which was converted from a closed-end fund to an open-end fund in 2003. There are several important differences between the Fund and China World Fund that make comparisons to the Fund inappropriate.

   First, when China World Fund was launched it agreed that it would submit a shareholder proposal to convert China World Fund from a closed-end fund to an open-end fund if, as of August 31, 2003, certain discount or share price conditions were met. Given the expectation that these conditions would be met, the Board of Directors of China World Fund decided to present the conversion proposal at the China World Fund's Annual Meeting in 2003, which was approved by shareholders. The Fund does not have a similar obligation to submit a proposal to open-end the Fund.

   In addition, the Fund has a number of large positions in companies in which it invests. Closed-end funds, like the Fund, are better able to invest in large positions because they do not need to be able to liquidate portfolio securities within seven days in order to meet redemptions. If converted to an open-end fund, however, the Fund would have to be managed with the ability to meet redemptions, which generally must be honored within seven days after receipt of requests in good order. Therefore, the Fund may be forced to sell some of its securities immediately upon the conversion to an open-end fund in order to have sufficient cash to fulfill redemption requests. This rapid sale of all or a portion of the Fund's large positions could be disruptive to the market and adversely affect the price of the securities being sold by the Fund, resulting in the Fund receiving significantly less for such securities than it might otherwise have if it were not forced to sell. At December 31, 2007, the Fund had six positions exceeding 5% of the Fund's net assets, with three of such positions exceeding 10% of the Fund's net assets. By comparison, China World Fund, prior to its conversion to an open-end fund, had two positions exceeding 5% of its net assets, with one such position exceeding 10% of its net assets. As compared to the Fund's largest positions, China World Fund's largest positions were relatively small. With net assets of approximately $205 million, China World Fund was significantly smaller as compared to the Fund's net assets of approximately $1.3 billion as of December 31, 2007.

   Additionally, in the case of the conversion of China World Fund to an open-end fund, a large shareholder, which held 30% of China World Fund's shares, agreed to receive their redemption proceeds in-kind (i.e., their pro rata share of China World Fund's portfolio securities) upon the conversion, instead of in cash, thus making the conversion easier and less costly to China World Fund and its shareholders. Without this arrangement, the conversion to an open-end fund would require a greater amount of cash on hand (to satisfy redemption requests as contemplated by Mr. Scheffler's proposal), and would therefore be more expensive and difficult for the Fund than it was for China World Fund.

   Because the Fund's investment program is considerably different from China World Fund, the Investment Manager and the Board believe that maintaining the Fund as a closed-end fund is in the best interests of the Fund's shareholders.

   THE DIRECTORS BELIEVE THAT THE CONTINUED OPERATION OF THE FUND AS A CLOSED-END FUND IS IN YOUR BEST LONG-TERM INTEREST, AND UNANIMOUSLY RECOMMEND A VOTE AGAINST THIS PROPOSAL.

..  ADDITIONAL INFORMATION ABOUT THE FUND

   The Investment Manager. The Investment Manager of the Fund is Templeton Asset Management Ltd.-Hong Kong branch, a Singapore company with a branch office at The Chater House, 17/th/ Floor, 8 Connaught Road, Central Hong Kong. Pursuant to an investment management agreement, the Investment Manager manages the investment and reinvestment of Fund assets. The Investment Manager is an indirect, wholly owned subsidiary of Resources.

   The Administrator. The administrator of the Fund is Franklin Templeton Services, LLC ("FT Services"), with offices at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091. FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of the Investment Manager. Pursuant to an administration agreement, FT Services performs certain administrative functions for the Fund. In addition, the Fund and FT Services have entered into a Japanese shareholder servicing and administration agreement with Nomura Asset Management U.S.A. Inc. ("NAM-USA"), formerly Nomura Capital Management, Inc., under which NAM-USA performs certain administrative functions in Japan, subject to FT Services' supervision. NAM-USA is an affiliate of Nomura International (Hong Kong) Limited, an initial underwriter of the Fund's shares. NAM-USA has offices at 180 Maiden Lane, 26th Floor, New York, New York 10038.

   The Transfer Agent. The transfer agent, registrar and dividend disbursement agent for the Fund is BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015.

   The Custodian. The custodian for the Fund is JPMorgan Chase Bank, MetroTech Center, Brooklyn, New York 11245.

   Other Matters. The Fund's last audited financial statements and annual report for the fiscal year ended December 31, 2007, are available free of charge. To obtain a copy, please call 1-800/DIAL BEN(R) (1-800-342-5236) or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

   On May 29, 2002, the Fund's shareholders approved an Agreement and Plan of Reorganization (the "Plan") that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust. The completion of the reorganization is pending guidance from the National Tax Agency in Japan relating to the tax treatment of the Plan under Japanese laws with respect to the Fund's Japanese shareholders. If and when the reorganization is completed, the Delaware statutory trust will be the successor to the Fund. Therefore, the use of the term "Fund" in this proxy statement includes such successor entity.

   Principal Shareholders. As of March 28, 2008, the Fund had [ ] shares outstanding and total net assets of $[ ]. The Fund's shares are listed on NYSE (NYSE: TDF) and on the OSE (Symbol: 8683). From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund's management, as of March 28, 2008, there were no other entities holding beneficially or of record more than 5% of the Fund's outstanding shares, except as shown in the following table:

Name and Address                                        Amount and Nature        Percent of
of Beneficial Owner                                  of Beneficial Ownership Outstanding Shares
-----------------------------------------------------------------------------------------------
City of London Investment Group PLC.................        3,401,953*              8.98%**
City of London Investment Management Company Limited
10 Eastcheap
London EC3M 1LX
England

--------
 * The nature of beneficial ownership is sole voting and dispositive power as reported in Schedule 13G, filed with the U.S. Securities and Exchange Commission on February 1, 2008.
** As reported on Schedule 13G, filed with the U.S. Securities and Exchange
   Commission on February 1, 2008.

   [In addition, to the knowledge of the Fund's management, as of March 28, 2008, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.]

   Contacting the Board of Directors. If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board of Directors at the Fund's offices, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, FL 33394-3091, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

..  AUDIT COMMITTEE

   Audit Committee and Independent Registered Public Accounting Firm. The Fund's Audit Committee is responsible for the appointment, compensation and retention of the Fund's independent registered public accounting firm ("auditors"), including evaluating their independence, recommending the selection of the Fund's auditors to the full Board, and meeting with such auditors to consider and review matters relating to the Fund's financial reports and internal auditing. The Audit Committee is currently comprised of Ms. Bates and Messrs. Niemiec (Chairman effective October 16, 2007), Crothers and Tseretopoulos, all of whom are Independent Directors and also are considered to be "independent" as that term is defined by the listing standards applicable to the Fund.

   Selection of Auditors. The Audit Committee and the Board have selected the firm of Pricewaterhouse-Coopers LLP ("PwC") as auditors of the Fund for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

   Audit Fees. The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Fund's annual financial statements or for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $57,775 for the fiscal year ended December 31, 2007 and $62,309 for the fiscal year ended December 31, 2006.

   Audit-Related Fees. For the fiscal years ended December 31, 2007 and 2006, there were no fees paid to PwC by the Fund for assurance and related services by PwC to the Fund that are reasonably related to the performance of the audit or review of the Fund's financial statements and not reported under "Audit Fees" above.

   In addition, the Audit Committee pre-approves PwC's engagement for audit-related services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. There were no fees paid to PwC for such services for the fiscal years ended
December 31, 2007 and 2006.

   Tax Fees. PwC did not render any tax compliance, tax advice or tax planning services ("tax services") to the Fund for the fiscal year ended December 31, 2007 or for the fiscal year ended December 31, 2006.

   In addition, the Audit Committee pre-approves PwC's engagement for tax services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The fees for these services were $46,000 for the fiscal year ended December 31, 2007 and $3,961 for the fiscal year ended December 31, 2006. The services for which these fees were paid included tax compliance and advice.

   All Other Fees.   The aggregate fees paid for products and services provided by PwC to the Fund, other than the services reported above, were $0 for the fiscal year ended December 31, 2007 and $486 for the fiscal year ended
December 31, 2006. The services for which these fees were paid included review of materials provided to the Board in connection with the investment management contract renewal process.

   In addition, the Audit Committee pre-approves PwC's engagement for other services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The aggregate fees paid to PwC for such other services and not reported above were $0 for the Fund's fiscal year ended December 31, 2007 and $175,375 for the fiscal year ended December 31, 2006. The services for which these fees were paid included review of materials provided to the Board in connection with the investment management contract renewal process.

   Aggregate Non-Audit Fees. The aggregate non-audit fees for services provided by PwC to the Fund, to the Investment Manager or to any entity controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund were $46,000 for the fiscal year ended December 31, 2007 and $179,822 for the fiscal year ended December 31, 2006. The aggregate non-audit fees include the amounts shown under Tax Fees and All Other Fees above for the fiscal years ended December 31, 2007 and December 31, 2006, respectively.

   The Audit Committee has determined that the provision of the non-audit services that were rendered to the Investment Manager and to any entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund is compatible with maintaining PwC's independence.

   Audit Committee Pre-Approval Policies and Procedures. As of the date of this proxy statement, the Audit Committee has not adopted written pre-approval policies and procedures. As a result, all such services described above and provided by PwC must be directly pre-approved by the Audit Committee.

   Audit Committee Report. The Board has adopted and approved a formal written charter for the Audit Committee, which sets forth the Audit Committee's responsibilities. A copy of the charter is attached as Exhibit B to this proxy statement.

   As required by the charter, the Audit Committee reviewed the Fund's audited financial statements and met with management, as well as with PwC, the Fund's auditors, to discuss the financial statements.

   The Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1. The Audit Committee also received the report of PwC regarding the results of their audit. In connection with their review of the financial statements and the auditors' report, the members of the Audit Committee discussed with a representative of PwC, PwC's independence, as well as the following: the auditors' responsibilities in accordance with generally accepted auditing standards; the auditors' responsibilities for information prepared by management that accompanies the Fund's audited financial statements and any procedures performed and the results; the initial selection of, and whether there were any changes in, significant accounting policies or their application; management's judgments and accounting estimates; whether there were any significant audit adjustments; whether there were any disagreements with management; whether there was any consultation with other accountants; whether there were any major issues discussed with management prior to the auditors' retention; whether the auditors encountered any difficulties in dealing with management in performing the audit; and the auditors' judgments about the quality of the Fund's accounting principles.

   Based on its review and discussions with management and the Fund's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund's Annual Report to Shareholders for the fiscal year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          David W. Niemiec (Chairman)
                                          Frank A. Olson (Chairman through
                                            October 16, 2007 and member
                                            through December 31, 2007)
                                          Ann Torre Bates
                                          Frank J. Crothers
                                          Constantine D. Tseretopoulos

..  FURTHER INFORMATION ABOUT VOTING AND THE MEETING

   Solicitation of Proxies. Your vote is being solicited by the Directors. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation would be primarily by mail, but may also include telephone, facsimile, electronic or other means of communication. The Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.

   [                ] (the "Solicitor"), has been engaged to assist in the
solicitation of proxies, at an estimated cost of $[              ] to
$[                ], including expenses. As the date of the Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received.

   Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

   In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder's full name and address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Solicitor representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the Solicitor may ask for the shareholder's instructions on the Proposals. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the proxy statement. The Solicitor will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm their vote and asking the shareholder to call the Solicitor immediately if their instructions are not correctly reflected in the confirmation.

   If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the proxy statement by mail, by Internet, or by telephone instruction, or attend in person.

   Voting by Broker-Dealers. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers, as well as Japan Securities Settlement & Custody, Inc. ("JSSC") holding shares of the Fund for its beneficial owners, will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' or JSSC's proxy solicitation materials, the Fund understands that NYSE Rules permit the broker-dealers and JSSC to vote on Proposal 1 on behalf of their customers and beneficial owners.

   Quorum. A majority of the shares entitled to vote--present in person or represented by proxy-- constitutes a quorum at the Meeting. The shares over which broker-dealers and JSSC have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

   Method of Tabulation. Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 2, the shareholder proposal that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Abstentions and broker non-votes will be treated as votes present at the Meeting, but will not be treated as votes cast and, therefore, will not be counted for purposes of obtaining approval of each Proposal.

   Adjournment. The holders of a majority of shares entitled to vote at the Meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or any officer present entitled to preside or act as Secretary of the Meeting may adjourn the Meeting. Such authority to adjourn the Meeting may be used in the event that a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes have not been received to approve the Proposal or to permit further solicitation of proxies or for any other reason consistent with Maryland law and the Fund's Articles of Incorporation and By-Laws. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote as instructed by management of the Fund on questions of adjournment and on any other proposals raised at the Meeting to the extent permitted by the SEC's proxy rules, including proposals for which management of the Fund did not have timely notice, as set forth in the SEC's proxy rules and the Fund's proxy statement for the 2007 annual meeting.

   Shareholder Proposals. If and when the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust is completed will dictate the requirements relating to shareholder proposals for the 2009 Annual Meeting of Shareholders. This section describes those requirements.

   Submission of Shareholder Proposals to the Fund. If the reorganization is not completed, the Fund will remain a Maryland corporation, and the proxy rules under the federal securities laws alone will continue to govern shareholder proposals. The Fund anticipates that its 2009 Annual Meeting of Shareholders will be held on or about May 29, 2009. A shareholder who wishes to submit a proposal for consideration for inclusion in the Fund's proxy statement for the 2009 Annual Meeting of Shareholders must send such written proposal to the Fund's offices, at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, Attention: Secretary, so that it is received no later than December 12, 2008 in order to be included in the Fund's proxy statement and proxy card relating to that meeting and presented at the meeting.

   A shareholder of the Fund who has not submitted a written proposal for inclusion in the Fund's proxy statement by December 12, 2008, as described above, may nonetheless present a proposal at the Fund's 2009 Annual Meeting of Shareholders if such shareholder notifies the Fund in writing, at the Fund's offices, of such proposal by February 25, 2009. If a shareholder fails to give notice by this date, then the persons designated as proxies for the 2009 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

   Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund's proxy statement or presented at the meeting.

   Submission of Shareholder Proposals to the Trust. If the reorganization is completed, the Fund will be reorganized as a Delaware statutory trust (the "Trust"), and the Trust's By-Laws, in addition to the proxy rules under the federal securities laws, will govern shareholder proposals. The Trust anticipates that the 2009 Annual Meeting of Shareholders will be held on or about May 29, 2009. A shareholder who wishes to submit a proposal for consideration for inclusion in the Trust's proxy statement for the 2009 Annual Meeting of Shareholders must send such written proposal to the Trust's offices, at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091,
Attention: Secretary, so that it is received no later than December 12, 2008 in order to be included in the Trust's proxy statement and proxy card relating to that meeting and presented at the meeting.

   A shareholder of the Trust who has not submitted a written proposal for inclusion in the Trust's proxy statement by December 12, 2008, as described above, may nonetheless present a proposal at the Trust's 2009 Annual Meeting of Shareholders if such shareholder notifies the Trust in writing, at the Trust's offices, of such proposal not earlier than December 30, 2008 and not later than January 29, 2009. If a shareholder fails to give notice within these dates, then the matter shall not be eligible for consideration at the shareholders' meeting. If, notwithstanding the effect of the foregoing notice provisions, a shareholder proposal is acted upon at the 2009 Annual Meeting of Shareholders, the persons designated as proxy holders for proxies solicited by the Board for the 2009 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any shareholder proposal not received by the Trust at the Trust's offices by February 25, 2009.

   In addition to the requirements set forth above, a shareholder must comply with the following:

      1. A shareholder intending to present a proposal must (i) be entitled to vote at the meeting; (ii) comply with the notice procedures set forth in this proxy statement and in the Fund's By-Laws; and (iii) have been a shareholder of record at the time the shareholder's notice was received by the Secretary of the Fund.

      2. Each notice regarding nominations for the election of Trustees shall set forth in writing (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of outstanding shares of the Fund which are beneficially owned by each such nominee; and (iv) all such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such nominee been nominated by the Trustees of the Fund. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Fund.

      3. Each notice regarding business proposals shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business; (iii) the number of shares of the Fund which are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) all such other information regarding each such matter that would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such matter been proposed by the Trustees of the Fund.

   Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund's proxy statement or presented at the meeting.

                                          By Order of the Board of Directors,

                                          Robert C. Rosselot
                                          Secretary

April 11, 2008

                                                                      EXHIBIT A

                         NOMINATING COMMITTEE CHARTER

I. The Committee.

   The Nominating Committee (the "Committee") is a committee of, and established by, the Board of Directors/Trustees of the Fund (the "Board"). The Committee consists of such number of members as set by the Board from time to time and its members shall be selected by the Board. The Committee shall be comprised entirely of "independent members." For purposes of this Charter, independent members shall mean members who are not interested persons of the Fund ("Disinterested Board members") as defined in
   Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

II.Board Nominations and Functions.

    1. The Committee shall make recommendations for nominations for Disinterested Board members on the Board to the incumbent Disinterested Board members and to the full Board. The Committee shall evaluate candidates' qualifications for Board membership and the independence of such candidates from the Fund's investment manager and other principal service providers. Persons selected must be independent in terms of both the letter and the spirit of the 1940 Act. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with investment managers or service providers.

    2. The Committee also shall evaluate candidates' qualifications and make recommendations for "interested" members on the Board to the full Board.

    3. The Committee may adopt from time to time specific, minimum qualifications that the Committee believes a candidate must meet before being considered as a candidate for Board membership and shall comply with any rules adopted from time to time by the U.S. Securities and Exchange Commission regarding investment company nominating committees and the nomination of persons to be considered as candidates for Board membership.

    4. The Committee shall review shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Committee at the Fund's offices. The Committee shall adopt, by resolution, a policy regarding its procedures for considering candidates for the Board, including any recommended by shareholders.

III.Committee Nominations and Functions.

   The Committee shall make recommendations to the full Board for nomination for membership on all committees of the Board.

IV.Other Powers and Responsibilities.

    1. The Committee shall meet at least once each year or more frequently in open or executive sessions. The Committee may invite members of management, counsel, advisers and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with management and others, as and when it deems appropriate.

    2. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Fund.

    3. The Committee shall report its activities to the Board and make such recommendations as the Committee may deem necessary or appropriate.

    4. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee. The Committee may meet in person or by telephone, and the Committee may act by written consent, to the extent permitted by law and by the Fund's by-laws. In the event of any inconsistency between this Charter and the Fund's organizational documents, the provisions of the Fund's organizational documents shall be given precedence.

    5. The Committee shall review this Charter at least annually and recommend any changes to the full Board.

                ADDITIONAL STATEMENT FOR CLOSED-END FUNDS ONLY

The Committee shall comply with any rules of any stock exchange, if any, applicable to nominating committees of closed-end funds whose shares are registered thereon.

                                                                      EXHIBIT B

                            AUDIT COMMITTEE CHARTER

I. The Committee.

   The Audit Committee ("Committee") is a committee of, and established by, the Board of Directors/Trustees of the Fund (the "Board"). The Committee shall consist of such number of members as set by the Board from time to time, but in no event less than three, and its members shall be selected by the Board. The Committee shall be comprised entirely of "independent" members, as defined in
Item 3(a)(2) of SEC Form N-CSR ("Disinterested Board members"). Members shall be financially literate, meaning that each member is able to read and understand fundamental financial statements, including the Fund's balance sheet and income statement. At least one member of the Committee shall be designated by the Board as an "audit committee financial expert," as defined in Item 3(b) of SEC Form N-CSR, unless the Board determines that the Fund does not have an audit committee financial expert on the Committee.

II.Purposes of the Committee.

   The function of the Committee is to be directly responsible for overseeing the Fund's accounting and auditing processes, which shall include the appointment, compensation, retention and oversight of the work of the Fund's independent registered public accounting firm ("auditors") engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund. It is management's responsibility to maintain appropriate systems for accounting and internal controls. It is the auditors' responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board and to report directly to the Committee. It is not the duty of the Committee to plan or conduct audits or to determine that the Fund's financial statements are complete and in accordance with generally accepted accounting principles; it is the responsibility of the auditors to conduct audits and the responsibility of management to prepare the Fund's financial statements in accordance with generally accepted accounting principles.

   In giving its recommendations to the Board with respect to the Fund's financial statements, the Committee will rely on:

       1. management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles,

       2. the report of the Fund's auditors with respect to such financial statements.

   Consistent with such allocation of functions, the purposes of the Committee are:

      (a) To oversee the Fund's accounting and financial reporting policies and practices and its internal controls, and to obtain, where it deems appropriate, reports on internal controls of service providers to the Fund;

      (b) To oversee the quality, objectivity and integrity of the Fund's financial statements and the independent audit thereof;

      (c) To act as a liaison between the Fund's auditors and the Board; and

      (d) To consider such other matters as it deems appropriate in carrying out its purpose and any other matters that may be assigned to it by the Board.

   In addition, the Committee shall serve as the Fund's Qualified Legal Compliance Committee ("QLCC") pursuant to Section 205 of the SEC's Standards of Professional Conduct for Attorneys (the "Standards"). In this capacity, the Committee is required to adopt and maintain written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation. "Evidence of a material violation" means credible evidence, based upon which it would be unreasonable, under the circumstances, for a prudent and competent attorney not to conclude that it is reasonably likely that a material violation of an applicable U.S. federal or state securities law, a material breach of fiduciary (or similar duty) to the Fund arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law has occurred, is ongoing, or is about to occur.

III.Powers and Duties.

   The Committee shall have the following powers and duties to carry out its purposes:

      (a) To select the auditors, subject to approval both by the Board and by a separate vote of the Disinterested Board members, and, in connection therewith, to evaluate the independence and qualifications of the auditors in accordance with applicable federal securities laws and regulations and the rules and standards of the Independence Standards Board and American Institute of Certified Public Accountants.

      (b) To be directly responsible for approving the services to be provided by, and the compensation of, the auditors, including:

           (i)pre-approval of all audit and audit related services;

          (ii)pre-approval of all non-audit related services to be provided to the Fund by the auditors;

         (iii)pre-approval of all non-audit related services to be provided by the auditors to the Fund's investment adviser or to any entity that controls, is controlled by or is under common control with the Fund's investment adviser and that provides ongoing services to the Fund where the non-audit services relate directly to the operations or financial reporting of the Fund; and

          (iv)establishment by the Committee, if deemed necessary or appropriate, as an alternative to Committee pre-approval of services to be provided by the auditors, as required by paragraphs (ii) and (iii) above, of policies and procedures to permit such services to be pre-approved by other means, such as through establishment of guidelines or by action of a designated member or members of the Committee; provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of audit committee responsibilities, as contemplated under the Securities Exchange Act of 1934, to management; subject, in the case of (ii) through
              (iv), to any waivers, exceptions or exemptions that may be available under applicable law or rules.

      (c) To meet with the auditors, including private meetings, as necessary to (i) review the arrangements for and scope of the annual audit and any special audits; (ii) discuss any matters or concerns relating to the Fund's financial statements, including any recorded and/or unrecorded adjustments to such statements recommended by the auditors, or other results of audits;
   (iii) consider the auditors' comments with respect to the Fund's financial, accounting and reporting policies, procedures and internal controls and management's responses thereto; and (iv) to review the form of opinion the auditors propose to render.

      (d) To receive and consider reports from the auditors:

           (i)as required by generally accepted accounting standards; and

          (ii)annually and by update as required by SEC Regulation S-X, regarding: (w) all critical accounting policies and practices of the Fund to be used; (x) alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Fund, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors; (y) other material written communications between the auditors and management of the Fund, such as any management letter or schedule of unadjusted differences; and (z) all non-audit services provided to any entity in an investment company complex, as defined in SEC Regulation S-X, that were not pre-approved by the Committee pursuant to SEC Regulation S-X.

      (e) To consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors.

      (f) In considering the independence of the auditors, to request from, and discuss with, the auditors a written statement, and other reports as necessary, describing all relationships between the auditors and the Fund, the Fund's investment adviser and service providers, and other entities advised or serviced by, including any entities controlling, controlled by or under common control with, the investment adviser or any other service providers to the Fund that, in the auditors' judgment, could be thought to bear upon the auditors' independence; to receive and consider, if applicable, periodic reports from the auditors regarding whether the provision of non-audit services is compatible with maintaining the auditors' independence; and to request from the auditors a certificate that they are independent auditors under the Federal securities laws and are in compliance with all standards adopted by the Independence Standards Board.

      (g) To require that the auditors regularly provide timely information to the Committee with respect to new rules and pronouncements by applicable regulatory and accounting standards agencies, along with an explanation of how such developments may affect the Fund's financial statements and accounting principles and practices.

      (h) To review, at such times and in the manner deemed appropriate by the Committee, the results of the annual audit of, and the report of the auditors on the Fund's annual financial statements, including footnotes and any significant audit findings.

      (i) To consider any reports of difficulties that may have arisen during the course of the audit, including any limitations of the scope of the audit, and management's response thereto.

      (j) To review certifications of the Fund's Chief Executive Officer--Finance and Administration, and Chief Financial Officer and Chief Accounting Officer concerning (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Fund's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund's internal controls over financial reporting, and for any other purposes the Committee deems appropriate, as required by (S)302 of the Sarbanes-Oxley Act.

      (k) To inform the chief legal officer ("CLO") and chief executive officer ("CEO") of the Fund (or the equivalents thereof) of any report of evidence of a material violation by the Fund, its officers, directors/trustees, employees (if any), or agents (collectively, "affiliates"). In connection therewith, the Committee shall:

           (i)determine whether an investigation is necessary regarding any report of evidence of a material violation by the Fund or its affiliates;

          (ii)if the Committee determines such an investigation is necessary or appropriate, (A) notify the Board; (B) initiate an investigation, which may be conducted by either the CLO or by outside attorneys; and (C) retain such additional expert personnel as the Committee deems necessary to assist in the investigation;

         (iii)at the conclusion of any such investigation, (A) recommend by a majority vote, that the Fund implement an appropriate response (as defined in Section 205.2(b) of the Standards) to evidence of a material violation, and (B) inform the CLO and the CEO and the Board of the results of such investigation and the appropriate remedial measures to be adopted;

          (iv)acting by majority vote, take all other appropriate action, including the authority to notify the SEC in the event the Fund fails in any material respect to implement an appropriate response that the Committee has recommended the Fund to take; and

           (v)otherwise respond to evidence of a material violation.

IV.Other Functions and Procedures of the Committee.

      (a) The Committee shall meet at least twice each year or more frequently, in open or executive sessions, as may be necessary to fulfill its responsibilities. The Committee shall meet as frequently as circumstances require with (i) the auditors as provided in III (c), above; and
   (ii) management's internal audit department to review and discuss internal audit functions and reports. The Committee may invite members of management, the auditors, counsel, advisers and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with the auditors, management and others, as and when it deems appropriate.

      (b) The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Fund or the Fund's adviser regarding accounting, internal accounting controls, or accounting matters relating to the Fund; and (ii) the confidential, anonymous submission by employees of the Fund or the Fund's adviser, administrator, principal underwriter or any other provider of accounting related services for the Fund, of concerns regarding questionable accounting or auditing matters.

      (c) The Committee shall have the authority to engage special counsel, experts and advisers as and when it determines necessary to carry out its duties and the Fund must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      (d) The Committee shall have unrestricted access to the Fund's management and management of the Fund's adviser, including, but not limited to, their chief executive officer(s), chief financial officer(s), internal auditors and any other executives and financial officers.

      (e) The Committee shall report its activities to the Board and make such recommendations as the Committee may deem necessary or appropriate.

      (f) The Committee shall review and assess the adequacy of this Charter annually, or more frequently if it chooses, and recommend any changes to the Board.

                ADDITIONAL STATEMENTS FOR CLOSED-END FUNDS ONLY

(The provisions set forth in Appendix A hereto are intended to cover specific requirements and wording mandated by applicable Stock Exchange listing requirements.)

                                                                     Appendix A

   In addition to the purposes set forth above, the purposes of the Committee include:

      (a) preparation of the Audit Committee Disclosure Report required to be included in the Fund's annual proxy statement; and

      (b) the assistance of oversight, as either part of the full Board or as a Committee, of the Fund's compliance with legal and regulatory requirements.

   In addition to the powers and duties set forth above, the Committee shall have the following powers and duties to carry out its purposes:

      (a) To obtain and review a report by the auditors, at least annually, describing:

           (i)All relationships between the auditors and the Fund, the Fund's adviser, and any control affiliate of the adviser that provides ongoing services to the Fund;

          (ii)Any material issues raised by the most recent internal quality-control review, or peer review, of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

         (iii)The auditors' internal quality-control procedures;

      (b) To discuss generally, to the extent the Fund issues any earnings press releases or any financial information and earnings guidance provided to analysts and rating agencies, any such releases or information and guidance;

      (c) To discuss in a general manner, as either part of the full Board or as a Committee, the Fund's processes with respect to risk assessment and risk management;

      (d) To review and approve, as either part of the full Board or as a Committee, clear policies relating to the hiring by entities within Franklin Templeton Investments of employees or former employees of the auditors;

      (e) To evaluate, as either part of the full Board or as a Committee, its performance at least annually; and

      (f) Upon appointment of a member (i) to the Committee or (ii) to the audit committee of another public company, who simultaneously serves on the audit committees of three or more public companies, to request the Board to determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

   The Committee shall comply with such other rules of the New York Stock Exchange, Inc., other applicable national securities exchanges and the U.S. Securities and Exchange Commission applicable to closed-end funds, as such may be adopted and amended from time to time.

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

                                                              TLTDF PROXY 04/08

                           TEMPLETON DRAGON FUND, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 30, 2008

      The undersigned hereby revokes all previous proxies for his/her shares and appoints SHEILA M. BARRY, ROBERT C. ROSSELOT and LORI A. WEBER, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Templeton Dragon Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the Fund's Annual Meeting of Shareholders (the "Meeting") to be held at 500 East Broward Boulevard, 12th Floor, Fort Lauderdale, Florida 33394 at 12 Noon, Eastern time, on May 30, 2008, including any postponements or adjournments thereof, upon the matter set forth below and instructs them to vote upon any other matters that may properly be acted upon at the Meeting.

      This Proxy is solicited on behalf of the Board of Directors. It will be voted as specified. If no specification is made, this Proxy shall be voted FOR the Proposal 1 (including all nominees for director) and AGAINST Proposal 2. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

        (Continued and to be marked, dated and signed, on the other side)

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                            ^ FOLD AND DETACH HERE ^

       You can now access your TEMPLETON DRAGON FUND, INC. account online.

Access your Fund account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for the Fund, now makes it easy and convenient to get current information on your shareholder account.

o  View account status                    o Make address changes
o  View certificate history               o Obtain a duplicate 1099 tax form
o  View book-entry information            o Establish/change your PIN
o  View payment history for dividends

            Visit us on the web at http://www.bnymellon.com/shareowner
     For Technical Assistance Call 1-877-978-7778 between 9 a.m. and 7 p.m.
                           Monday-Friday, Eastern Time

             Investor ServiceDirect(R) is a registered trademark of
                          Mellon Investor Services LLC

The Board of Directors unanimously recommends a vote FOR the Proposal 1.

Proposal 1 - Election of Directors.

              FOR all nominees                 WITHHOLD AUTHORITY
             listed (except as                    to vote for
            marked to the right)              all nominees listed

                    |_|                               |_|

Nominees: 01 Harris J. Ashton, 02 Ann Torre Bates, 03 Frank J. Crothers and
          04 Constantine D. Tseretopoulos

To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

________________________________________________________________________________

The Board of Directors unanimously recommends a vote AGAINST the Proposal 2.

                                                  FOR     AGAINST      ABSTAIN
Proposal 2 - To request that the Board of         [ ]       [ ]          [ ]
Directors consider approving, and subbmitting for shareholder approval at a future shareholder meeting, a proposal to convert the Fund from a closed-end fund to an open-end fund.

                                                                       YES   NO

                                       I PLAN TO ATTEND THE MEETING.   |_|   |_|

Signature(s): ______________________________________________ Dated _______, 2008

Please sign exactly as your name appears on this Proxy. If signing for estates, trusts or corporations, title or capacity should be stated.
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